EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

              NAME             JURISDICTION OF INCORPORATION   PERCENT OWNERSHIP
              ----             -----------------------------   -----------------
     Fine Air Services, Inc.              Florida                    100%
    Agro Air Associates, Inc.             Florida                    100%
     Fine/AAA Interair, Inc.              Florida                    100%
         Arrow Air, Inc.                  Florida                    100%